As filed with the Securities and Exchange Commission on February 28, 2008

Registration No. 333- 145999

==================================================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 ON FORM S-1/A

to

FORM SB-2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________________

           B2 HEALTH, INC.

(Name of small business issuer in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	3842 (Primary Standard Industrial Classification Code Number)	20-4456503 (I.R.S. Employer Identification No.)

John Quam, President

7750 N. Union Boulevard, Suite 201

 Colorado Springs, CO 80920

         Telephone: 719-266-1544       Facsimile: 425-940-7748

 (Address and telephone number of principal executive offices)

 (Address of principal place of business or intended principal place of business)

American Incorporators, Ltd.

   1220 North Market Street, Suite 808, Wilmington, DE 19801; phone 719-266-1544

(Name, address and telephone numbers of agent for service)

     With Copies to:

Clifford L. Neuman, P.C.

1507 Pine Street

Boulder, CO 80302

Telephone: 303-449-2100      Facsimile: 303-449-1045

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

B2 HEALTH, INC.

This Registration Statement of B2 Health, Inc., (the “Company”) registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 500,000 shares of the Company’s common stock, $.0001 par value.  The shares of common stock covered by this Registration Statement were registered for sale to the public in a direct public offering by the Company conducted on a 200,000 share minimum, 500,000 maximum, best-efforts basis.

On February 12, 2008, the offering ended with the Company having sold an aggregate of 200,000 shares of common stock, realizing gross proceeds of $200,000.

The Company herewith removes from registration an aggregate of 300,000 shares of common stock which remain unsold at the end of the offering.

SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post Effective Amendment No. 1 on Form S-1/A to Registration Statement on Form SB-2 and authorized this Post Effective Amendment No. 1 on Form S-1/A to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Colorado Springs, Colorado, on the 28th day of February, 2008.

B2 HEALTH, INC.,
a Delaware corporation

By: __/s/ John Quam____________
John Quam, President

  POWER OF ATTORNEY

       Each of the undersigned officers and directors of B2 Health, Inc., hereby constitutes and appoints John Quam, President and Director of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Post Effective Amendment No. 1 on Form S-1/A to Registration Statement on Form SB-2, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, or either of them individually, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorneys shall lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 on Form S-1/A to Registration Statement on Form SB-2 has been signed by the following persons in the capacities with B2 Health, Inc. and on the dates indicated.

Signature	Title	Date

_/s/ John B. Quam _________ John B. Quam	President and Director	February 28, 2008

_/s/ John Overturf, Jr. _______ John Overturf, Jr.	Director	February 28, 2008